CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 611 to the Registration Statement on Form N-1A of the Northern Lights Fund Trust II and to the use of our report dated December 29, 2025 on the financial statements and financial highlights of Invenomic Fund, a series of Northern Lights Fund Trust II appearing in Form N-CSR for the year ended October 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 2, 2026

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